Exhibit 99.1

Contact:	Dennis Story	Rick Fernandez
	Chief Financial Officer	Senior Manager, Corporate Communications
	Manhattan Associates, Inc.	Manhattan Associates, Inc.
	770-955-7070	678-597-6988
	dstory@manh.com	rfernandez@manh.com

Manhattan Associates Reports First Quarter 2018 Performance

Continued Cloud Transition with Manhattan Active™ Solutions;

Company Maintains 2018 Full-year Guidance

ATLANTA – April 24, 2018 – Leading supply chain and omnichannel commerce solutions provider Manhattan Associates Inc. (NASDAQ: MANH) today reported GAAP diluted earnings per share for the first quarter ended March 31, 2018 of $0.33 compared to $0.40 in Q1 2017 on license revenue of $7.6 million, cloud subscriptions revenue of $4.5 million and total revenue of $130.6 million. Non-GAAP adjusted diluted earnings per share for Q1 2018 was $0.37 compared to $0.42 in Q1 2017.

“Overall, we are off to a good start to the year, with Q1 total revenue and earnings per share performance slightly ahead of our expectations. Our transition to cloud continues as planned and while license revenue was soft due to some sales cycles extending, we performed well across all other revenue categories and our sales pipelines for both cloud and perpetual license are solid. Based on our outlook for the remainder of the year, we are maintaining our 2018 full-year guidance,” said Manhattan Associates president and CEO Eddie Capel. “Despite the global geopolitical and economic volatility, we continue to be very bullish on the market opportunity ahead and are investing significant capital into transformative industry leading innovation. We look forward to our upcoming Momentum customer conference in May, where we will unveil exciting product advancements enabling our clients to Push Possible™ with their commerce supply chains,” concluded Mr. Capel.

FIRST QUARTER 2018 FINANCIAL SUMMARY:

•

Certain line items in prior period financial statements have been reclassified to conform to the current period presentation in the consolidated statements of income due to the business transition to cloud subscriptions.

•	GAAP diluted earnings per share was $0.33 in Q1 2018 compared to $0.40 in Q1 2017.

•	Adjusted diluted earnings per share, a non-GAAP measure, was $0.37 in Q1 2018, compared to $0.42 in Q1 2017.
•

Consolidated total revenue was $130.6 million in Q1 2018, compared to $143.5 million in Q1 2017. License revenue was $7.6 million in Q1 2018, compared to $21.3 million in Q1 2017. Cloud subscriptions revenue was $4.5 million in Q1 2018 compared to $1.5 million in Q1 2017.

•	GAAP operating income was $27.8 million in Q1 2018, compared to $41.7 million in Q1 2017.
•	Adjusted operating income, a non-GAAP measure, was $32.3 million in Q1 2018, compared to $46.3 million in Q1 2017.
•	Cash flow from operations was $51.3 million in Q1 2018, compared to $61.3 million in Q1 2017. Days Sales Outstanding was 59 days at both March 31, 2018, and December 31, 2017.
•	Cash and investments totaled $119.0 million at March 31, 2018, compared to $125.5 million at December 31, 2017.
•

During the three months ended March 31, 2018, the Company repurchased 1,157,696 shares of Manhattan Associates common stock under the share repurchase program authorized by the Board of Directors for a total investment of $50.0 million. In April 2018, the Board of Directors authorized the Company to repurchase up to an aggregate of $50 million of the Company’s common stock.

NEW PRESENTATION OF CONSOLIDATED STATEMENTS OF INCOME

We have reclassified certain line items in prior period financial statements to conform to the current period presentation in the consolidated statements of income due to the business transition to cloud subscriptions. These reclassifications include: all revenue line items; cost of license; cost of cloud subscriptions, maintenance and services; and cost of hardware. These reclassifications did not affect total revenue, operating income or net income. For further detail, please see note 7 in the supplemental financial information accompanying this press release.

2018 GUIDANCE

Manhattan Associates reaffirms the following revenue, operating margin and diluted earnings per share guidance for the full year 2018:

	Guidance Range - 2018 Full Year
($'s in millions, except operating margin and EPS)	$ Range		% Growth Range

Total revenue - current guidance	$546	$558	-8%	-6%

Operating Margin:
GAAP operating margin – current guidance	20.0%	20.4%	-11.2%	-10.8%
Equity-based compensation, net of tax	4.0%	3.9%
Adjusted Operating margin(1) - current guidance	24.0%	24.3%	-10.5%	-10.2%

Diluted earnings per share (EPS):
GAAP EPS - current guidance	$1.23	$1.27	-27%	-24%
Equity-based compensation, net of tax	0.25	0.25
Adjusted EPS(1) - current guidance	$1.48	$1.52	-21%	-19%

(1) Adjusted operating margin and adjusted EPS are non-GAAP measures which exclude the impact of equity-based compensation and acquisition-related costs, and the related income tax effects of these items.

Manhattan Associates currently intends to publish, in each quarterly earnings release, certain expectations with respect to future financial performance. Those statements, including the guidance provided above, are forward looking. Actual results may differ materially. Those statements, including the guidance provided above, do not reflect the potential impact of mergers, acquisitions or other business combinations that may be completed after the date of the release.

Manhattan Associates will make its earnings release and published expectations available on its website (www.manh.com). Following publication of this earnings release, any expectations with respect to future financial performance contained in this release, including the guidance above, should be considered historical only, and Manhattan Associates disclaims any obligation to update them.

CONFERENCE CALL

The Company’s conference call regarding its first quarter financial results will be held today, April 24, 2018, at 4:30 p.m. Eastern Time. We invite investors to listen to a live webcast of the conference call through the investor relations section of Manhattan Associates' website at www.manh.com. To listen to the live webcast, please go to the website at least 15 minutes before the call to download and install any necessary audio software.

Those who cannot listen to the live broadcast may access a replay shortly after the call by dialing +1.855.859.2056 in the U.S. and Canada, or +1.404.537.3406 outside the U.S., and entering the conference identification number 1295756, or via the web at www.manh.com. The phone replay will be available for two weeks after the call, and the internet webcast will be available until Manhattan Associates’ second quarter 2018 earnings release.

GAAP VERSUS NON-GAAP PRESENTATION

The Company provides adjusted operating income, adjusted income tax provision, adjusted net income, adjusted diluted earnings per share, adjusted cost of services, and adjusted cost of cloud subscriptions, maintenance and services in this press release as additional information regarding the Company’s historical and projected operating results. These measures are not in accordance with – or alternatives to – GAAP, and may be different from non-GAAP operating income, non-GAAP net income and non-GAAP earnings per share measures used by other companies. The Company believes the presentation of these non-GAAP financial measures facilitates investors’ ability to understand and compare the Company’s results and guidance, because the measures provide supplemental information in evaluating the operating results of its business, as distinct from results that include items not indicative of ongoing operating results, and because the Company believes its peers typically publish similar non-GAAP measures. This release should be read in conjunction with the Company’s Form 8-K earnings release filing for the three months ended March 31, 2018.

Non-GAAP adjusted operating income, adjusted income tax provision, adjusted net income and adjusted diluted earnings per share exclude the impact of equity-based compensation, acquisition-related costs and the amortization of these costs, and a restructuring charge – all net of income tax effects, and the impact of the Tax Cuts and Jobs Act. Adjusted cost of services and adjusted cost of cloud subscriptions, maintenance and services exclude the impact of equity-based compensation. We include reconciliations of the Company’s GAAP financial measures to non-GAAP adjustments in the supplemental information attached to this release.

ABOUT MANHATTAN ASSOCIATES

Manhattan Associates is a technology leader in supply chain and omnichannel commerce. We unite information across the enterprise, converging front-end sales with back-end supply chain execution. Our software, platform technology and unmatched experience help drive both top-line growth and bottom-line profitability for our customers.

Manhattan Associates designs, builds and delivers leading edge cloud and on-premise solutions so that across the store, through your network or from your fulfillment center, you are ready to reap the rewards of the omnichannel marketplace. For more information, please visit www.manh.com.

This press release contains “forward-looking statements” relating to Manhattan Associates, Inc.  Forward-looking statements in this press release include, without limitation, the information set forth under “2018 Guidance,” statements we make about market adoption of our cloud-based solution and other statements identified by words such as “may,” “expect,” “forecast,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “project,” “estimate,” and similar expressions.  Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: uncertainty about the global economy, risks related from transitioning our business from a traditional perpetual license software company (generally hosted by our customers on their own premises and equipment) to a subscription-based software-as-service/cloud-based model, delays in product development, competitive pressures, software errors, information security breaches and the risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. Manhattan Associates undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.

###

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2018	2017
	(unaudited)	(unaudited)
Revenue:
Software license	$7,555	$21,277
Cloud subscriptions	4,469	1,496
Maintenance	36,397	33,376
Services	78,757	79,781
Hardware (1)	3,391	7,559
Total revenue	130,569	143,489
Costs and expenses:
Cost of license	1,308	1,352
Cost of cloud subscriptions, maintenance and services	56,486	54,899
Cost of hardware (1)	-	5,370
Research and development	17,059	14,225
Sales and marketing	12,884	11,789
General and administrative	12,800	11,872
Depreciation and amortization	2,202	2,262
Total costs and expenses	102,739	101,769
Operating income	27,830	41,720
Other income (loss), net	721	(371)
Income before income taxes	28,551	41,349
Income tax provision	5,899	13,125
Net income	$22,652	$28,224

Basic earnings per share	$0.34	$0.40
Diluted earnings per share	$0.33	$0.40

Weighted average number of shares:
Basic	67,553	69,973
Diluted	67,736	70,247

(1)

Adoption of the new revenue recognition standard, FASB ASC Topic 606, Revenue from Contracts with Customers, in the first quarter of 2018 resulted in changes in the presentation of hardware revenue and cost of hardware. For further detail, please see note 8 in the supplemental financial information accompanying this press release.

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Reconciliation of Selected GAAP to Non-GAAP Measures

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2018	2017

Operating income	$27,830	$41,720
Equity-based compensation (a)	4,343	4,472
Purchase amortization (c)	107	107
Adjusted operating income (Non-GAAP)	$32,280	$46,299

Income tax provision	$5,899	$13,125
Equity-based compensation (a)	1,064	1,632
Tax benefit of stock awards vested (b)	749	1,968
Purchase amortization (c)	26	39
U.S. Tax Cuts and Jobs Act impact (d)	348	-
Adjusted income tax provision (Non-GAAP)	$8,086	$16,764

Net income	$22,652	$28,224
Equity-based compensation (a)	3,280	2,840
Tax benefit of stock awards vested (b)	(749)	(1,968)
Purchase amortization (c)	81	68
U.S. Tax Cuts and Jobs Act impact (d)	(348)	-
Adjusted net income (Non-GAAP)	$24,916	$29,164

Diluted EPS	$0.33	$0.40
Equity-based compensation (a)	0.05	0.04
Tax benefit of stock awards vested (b)	(0.01)	(0.03)
Purchase amortization (c)	-	-
U.S. Tax Cuts and Jobs Act impact (d)	(0.01)	-
Adjusted diluted EPS (Non-GAAP)	$0.37	$0.42

Fully diluted shares	67,736	70,247

(a)

Adjusted results exclude all equity-based compensation, to facilitate comparison with our peers and for the other reasons explained in our Current Report on Form 8-K filed with the SEC on the date hereof. Equity-based compensation is included in the following GAAP operating expense lines for the three months ended March 31, 2018 and 2017:

	Three Months Ended March 31,
	2018	2017

Cost of services	$1,117	$1,141
Research and development	921	720
Sales and marketing	558	667
General and administrative	1,747	1,944
Total equity-based compensation	$4,343	$4,472

(b)

Adjustments represent the excess tax benefits and tax deficiencies of the stock awards vested during the period. Excess tax benefits (deficiencies) occur when the amount deductible for an award of equity instruments on our tax return is more (less) than the cumulative compensation cost recognized for financial reporting purposes. As discussed above, we excluded equity-based compensation from adjusted non-GAAP results to be consistent with other companies in the software industry and for the other reasons explained in our Current Report on Form 8-K filed the SEC. Therefore, we also excluded the related tax benefit (expense) generated upon their vesting.

(c)

Adjustments represent purchased intangibles amortization from a prior acquisition. We exclude that amortization from adjusted results to facilitate comparison with our peers, to facilitate comparison of the results of our core operations from period to period and for the other reasons explained in our Current Report on Form 8-K filed with the SEC.

(d)

In the fourth quarter of 2017, we recorded a provisional net one-time tax of $2.8 million due to the enactment of the Tax Cuts and Jobs Act (the Act) in December 2017. We calculated that amount based on a reasonable estimate of the income tax effects, primarily from a tax on accumulated foreign earnings and the remeasurement of deferred tax assets. We adjusted our provisional estimate by $0.3 million during the first quarter of 2018.

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	March 31, 2018	December 31, 2017
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$106,668	$125,522
Short-term investments	12,341	-
Accounts receivable, net of allowance of $2,265 and $2,692, respectively	85,285	92,231
Prepaid expenses and other current assets	14,557	10,320
Total current assets	218,851	228,073

Property and equipment, net	15,758	15,493
Goodwill, net	62,252	62,248
Deferred income taxes	634	1,877
Other assets	9,687	7,304
Total assets	$307,182	$314,995

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$14,869	$14,028
Accrued compensation and benefits	20,894	15,826
Accrued and other liabilities	12,010	12,105
Deferred revenue	85,505	75,068
Income taxes payable	9,527	7,228
Total current liabilities	142,805	124,255

Other non-current liabilities	16,429	15,784

Shareholders' equity:
Preferred stock, no par value; 20,000,000 shares authorized, no shares issued or outstanding in 2018 and 2017	-	-
Common stock, $0.01 par value; 200,000,000 shares authorized; 66,819,431 and 67,776,138 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	668	678
Retained earnings	159,288	186,117
Accumulated other comprehensive loss	(12,008)	(11,839)
Total shareholders' equity	147,948	174,956
Total liabilities and shareholders' equity	$307,182	$314,995

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended March 31,
	2018	2017
	(unaudited)	(unaudited)
Operating activities:
Net income	$22,652	$28,224
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,202	2,262
Equity-based compensation	4,343	4,472
(Gain) loss on disposal of equipment	(3)	20
Deferred income taxes	1,587	2,531
Unrealized foreign currency (gain) loss	(333)	104
Changes in operating assets and liabilities:
Accounts receivable, net	7,502	16,553
Other assets	(4,223)	(3,939)
Accounts payable, accrued and other liabilities	5,435	(4,063)
Income taxes	2,286	8,172
Deferred revenue	9,853	6,940
Net cash provided by operating activities	51,301	61,276

Investing activities:
Purchase of property and equipment	(2,174)	(789)
Net purchases of investments	(12,598)	(11,630)
Net cash used in investing activities	(14,772)	(12,419)

Financing activities:
Purchase of common stock	(55,815)	(56,619)
Net cash used in financing activities	(55,815)	(56,619)

Foreign currency impact on cash	432	1,355

Net change in cash and cash equivalents	(18,854)	(6,407)
Cash and cash equivalents at beginning of period	125,522	95,615
Cash and cash equivalents at end of period	$106,668	$89,208

MANHATTAN ASSOCIATES, INC.

SUPPLEMENTAL INFORMATION

1.	GAAP and Adjusted earnings per share by quarter are as follows:

	2017					2018
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr
GAAP Diluted EPS	$0.40	$0.45	$0.47	$0.36	$1.68	$0.33
Adjustments to GAAP:
Equity-based compensation	0.04	0.03	0.03	0.05	0.15	0.05
Tax benefit of stock awards vested	(0.03)	-	-	-	(0.03)	(0.01)
Purchase amortization	-	-	-	-	-	-
Restructuring charge	-	0.03	-	-	0.03	-
U.S. Tax Cuts and Jobs Act impact	-	-	-	0.04	0.04	(0.01)
Adjusted Diluted EPS	$0.42	$0.50	$0.51	$0.45	$1.87	$0.37
Fully Diluted Shares	70,247	69,421	69,135	68,791	69,424	67,736

2.Revenues and operating income by reportable segment are as follows (in thousands):

	2017					2018
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr
Revenue:
Americas	$113,115	$123,658	$124,833	$115,543	$477,149	$104,615
EMEA	23,360	22,028	18,453	21,508	85,349	19,164
APAC	7,014	8,455	9,597	7,035	32,101	6,790
	$143,489	$154,141	$152,883	$144,086	$594,599	$130,569

GAAP Operating Income:
Americas	$28,713	$35,717	$39,295	$32,968	$136,693	$20,318
EMEA	10,754	9,995	7,128	7,952	35,829	5,475
APAC	2,253	3,547	4,673	2,650	13,123	2,037
	$41,720	$49,259	$51,096	$43,570	$185,645	$27,830

Adjustments (pre-tax):
Americas:
Equity-based compensation	$4,472	$2,796	$3,773	$5,188	$16,229	$4,343
Purchase amortization	107	108	108	107	430	107
Restructuring charge	-	2,908	(77)	(18)	2,813	-
	$4,579	$5,812	$3,804	$5,277	$19,472	$4,450

EMEA:
Restructuring charge	-	114	-	(6)	108	-

Adjusted non-GAAP Operating Income:
Americas	$33,292	$41,529	$43,099	$38,245	$156,165	$24,768
EMEA	10,754	10,109	7,128	7,946	35,937	5,475
APAC	2,253	3,547	4,673	2,650	13,123	2,037
	$46,299	$55,185	$54,900	$48,841	$205,225	$32,280

3.	Impact of Currency Fluctuation

The following table reflects the increases (decreases) in the results of operations for each period attributable to the change in foreign currency exchange rates from the prior period as well as foreign currency gains (losses) included in other income, net for each period (in thousands):

	2017					2018
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr
Revenue	$(1,547)	$(1,219)	$536	$1,820	$(410)	$2,781
Costs and expenses	(789)	(396)	723	1,485	1,023	2,328
Operating income	(758)	(823)	(187)	335	(1,433)	453
Foreign currency (losses) gains in other income	(646)	(348)	(81)	(771)	(1,846)	366
	$(1,404)	$(1,171)	$(268)	$(436)	$(3,279)	$819

Manhattan Associates has a large research and development center in Bangalore, India.  The following table reflects the increases (decreases) in the financial results for each period attributable to changes in the Indian Rupee exchange rate (in thousands):

	2017					2018
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr
Operating income	$(70)	$(326)	$(338)	$(345)	$(1,079)	$(360)
Foreign currency (losses) gains in other income	(320)	(190)	71	(43)	(482)	210
Total impact of changes in the Indian Rupee	$(390)	$(516)	$(267)	$(388)	$(1,561)	$(150)

4.Other income includes the following components (in thousands):

	2017					2018
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr
Interest income	$293	$264	$314	$303	$1,174	$347
Foreign currency (losses) gains	(646)	(348)	(81)	(771)	(1,846)	366
Other non-operating (expense) income	(18)	16	(26)	(112)	(140)	8
Total other (loss) income	$(371)	$(68)	$207	$(580)	$(812)	$721

5.Capital expenditures are as follows (in thousands):

	2017					2018
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr
Capital expenditures	$789	$1,914	$1,194	$2,302	$6,199	$2,174

6.	Stock Repurchase Activity (in thousands):

	2017					2018
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr
Shares purchased under publicly-announced buy-back program	1,004	535	-	1,156	2,695	1,158
Shares withheld for taxes due upon vesting of restricted stock	131	1	2	1	135	111
Total shares purchased	1,135	536	2	1,157	2,830	1,269

Total cash paid for shares purchased under publicly-announced buy-back program	$49,978	$24,974	$-	$49,953	$124,905	$49,972
Total cash paid for shares withheld for taxes due upon vesting of restricted stock	6,641	27	80	54	6,802	5,843
Total cash paid for shares repurchased	$56,619	$25,001	$80	$50,007	$131,707	$55,815

7.

Due to the business transition to Cloud Subscriptions, we have revised our presentations of revenue and related cost line items in our consolidated statements of income. We have reclassified certain line items in prior period financial statements to conform to the current period presentation in the consolidated statements of income. These reclassifications include: all revenue line items; cost of license; cost of cloud subscriptions, maintenance and services; and cost of hardware. Such reclassifications did not affect total revenues, operating income or net income. The following table reflects the comparison between the former and new presentation (in thousands):

	2016					2017					2018
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr

Former Presentation:
Software license	$20,607	$20,631	$21,633	$22,125	$84,996	$22,773	$22,442	$18,794	$17,900	$81,909	$12,024
Services	116,263	119,833	119,267	111,923	467,286	108,833	116,828	115,555	110,394	451,610	111,701
Hardware and other	12,990	14,428	11,313	13,544	52,275	11,883	14,871	18,534	15,792	61,080	6,844
	$149,860	$154,892	$152,213	$147,592	$604,557	$143,489	$154,141	$152,883	$144,086	$594,599	$130,569

Cost of license	$3,152	$2,283	$2,966	$2,419	$10,820	$2,240	$2,355	$2,830	$3,169	$10,594	$3,982
Cost of services	51,904	48,393	49,436	47,742	197,475	49,743	47,751	44,750	43,053	185,297	50,348
Cost of hardware and other	9,757	11,841	9,276	10,710	41,584	9,638	12,207	15,492	12,505	49,842	3,464
	$64,813	$62,517	$61,678	$60,871	$249,879	$61,621	$62,313	$63,072	$58,727	$245,733	$57,794

New Presentation:
Software license	$19,617	$18,882	$20,012	$20,702	$79,213	$21,277	$20,064	$16,260	$14,712	$72,313	$7,555
Cloud subscriptions (a)	990	1,749	1,621	1,423	5,783	1,496	2,378	2,534	3,188	9,596	4,469
Maintenance	31,757	32,841	34,424	34,826	133,848	33,376	35,959	36,338	37,325	142,998	36,397
Services	88,735	91,866	89,613	81,571	351,785	79,781	85,327	84,211	77,183	326,502	78,757
Hardware	8,761	9,554	6,543	9,070	33,928	7,559	10,413	13,540	11,678	43,190	3,391
	$149,860	$154,892	$152,213	$147,592	$604,557	$143,489	$154,141	$152,883	$144,086	$594,599	$130,569

Cost of license	$2,322	$1,361	$1,706	$1,429	$6,818	$1,352	$1,438	$1,316	$1,377	$5,483	$1,308
Cost of cloud subscriptions, maintenance and services (b)	56,862	54,053	55,346	53,374	219,635	54,899	53,109	51,103	48,934	208,045	56,486
Cost of hardware	5,629	7,103	4,626	6,068	23,426	5,370	7,766	10,653	8,416	32,205	-
	$64,813	$62,517	$61,678	$60,871	$249,879	$61,621	$62,313	$63,072	$58,727	$245,733	$57,794

Reconciliation of GAAP to Non-GAAP Measures:

	2016					2017					2018
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr

Former Presentation:
Cost of services	$51,904	$48,393	$49,436	$47,742	$197,475	$49,743	$47,751	$44,750	$43,053	$185,297	$50,348
Equity-based compensation (c)	(1,279)	(868)	(828)	(819)	(3,794)	(1,141)	(580)	(875)	(1,398)	(3,994)	(1,117)
Adjusted Cost of services	$50,625	$47,525	$48,608	$46,923	$193,681	$48,602	$47,171	$43,875	$41,655	$181,303	$49,231

New Presentation:
Cost of cloud subscriptions, maintenance and services (b)	$56,862	$54,053	$55,346	$53,374	$219,635	$54,899	$53,109	$51,103	$48,934	$208,045	$56,486
Equity-based compensation (c)	(1,279)	(868)	(828)	(819)	(3,794)	(1,141)	(580)	(875)	(1,398)	(3,994)	(1,117)
Adjusted Cost of cloud subscriptions, maintenance and services	$55,583	$53,185	$54,518	$52,555	$215,841	$53,758	$52,529	$50,228	$47,536	$204,051	$55,369

(a) Cloud subscriptions includes software as a service (“SaaS”) and arrangements that provide customers the right to use our software within a cloud-based environment that we manage where the customer does not have the right to take possession of the software without significant penalties.

(b) Cost of cloud subscriptions, maintenance and services consists primarily of salaries and other personnel-related expenses of employees dedicated to cloud subscriptions; maintenance services; and professional and technical services as well as hosting fees.

(c) Adjusted results exclude all equity-based compensation to facilitate comparison with our competitors and peers and for the other reasons explained in our Current Report on Form 8-K filed with the SEC on the date of this release.

8.

We adopted the new revenue recognition standard, FASB ASC Topic 606, Revenue from Contracts with Customers, in the first quarter of 2018.  The new standard provides accounting guidance for all revenue arising from contracts with customers and affects substantially all entities. We adopted the standard using the modified retrospective method with the cumulative effect of initially adopting the standard recorded as an adjustment to retained earnings as of January 1, 2018. We recorded historical hardware sales prior to the adoption of ASC606 on a gross basis, as we were the principal in the transaction in accordance with ASC 605-45.  Under the new standard, we are an agent in the transaction as we do not physically control the hardware we sell. Accordingly, we recognize our hardware revenue net of related cost, which reduces both hardware revenue and cost of sales as compared to our accounting prior to 2018. We recognize and present our hardware revenue net of related cost under the new standard prospectively. For comparison purposes only, had we implemented ASC 606 using the full retrospective method, we would have presented hardware revenue net of expense in our 2017 quarterly financial results below:

	2016					2017					2018
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr

Presentation of Hardware Revenue - Pre ASC 606 adoption:

Revenue
Hardware Revenue	$8,761	$9,554	$6,543	$9,070	$33,928	$7,559	$10,413	$13,540	$11,678	$43,190	$11,224

Cost of Revenue
Cost of Hardware	(5,629)	(7,103)	(4,626)	(6,068)	(23,426)	(5,370)	(7,766)	(10,653)	(8,416)	(32,205)	(7,833)

Hardware Revenue, net	$3,132	$2,451	$1,917	$3,002	$10,502	$2,189	$2,647	$2,887	$3,262	$10,985	$3,391

Proforma Presentation of Hardware Revenue - Post ASC 606 Using Full Retrospective Method:

Hardware Revenue	$3,132	$2,451	$1,917	$3,002	$10,502	$2,189	$2,647	$2,887	$3,262	$10,985	$3,391